UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2010

Momentive Performance Materials Inc.

(Exact Name of Registrant as Specified in Its Charter)

333-146093	Delaware	20-5748297
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

22 Corporate Woods Blvd. Albany, New York		11211
(Address of Principal Executive Offices)		(Zip Code)

(518) 533-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Momentive Performance Materials Inc. (the “Registrant”) previously announced, pursuant to Rule 135c of the Securities Act of 1933, as amended, its intent to offer $840,000,000 U.S. dollar equivalent aggregate principal amount of USD second-priority springing lien notes due 2020 and EUR second-priority springing lien notes due 2020 (together, the “Notes”) through a private placement.

The Registrant is disclosing under Item 7.01 of this Current Report on Form 8-K the information attached to this report as Exhibit 99.1, which information is incorporated by reference herein. This information, which has not been previously reported, is excerpted from a preliminary offering circular that is being disseminated in connection with the offering of the Notes.

The Registrant is furnishing the information under this Item 7.01 in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith, and are furnished solely for purposes of Item 7.01 of this Form 8-K:

99.1	Disclosure in connection with the distribution of the offering circular for $840,000,000 U.S. dollar equivalent aggregate principal amount of USD second-priority springing lien notes due 2020 and EUR second-priority springing lien notes due 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

Date: October 22, 2010	By:	/s/ DOUGLAS A. JOHNS
	Name:	Douglas A. Johns
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Disclosure in connection with the distribution of the offering circular for $840,000,000 U.S. dollar equivalent aggregate principal amount of USD second-priority springing lien notes due 2020 and EUR second-priority springing lien notes due 2020.